Exhibit 21

SUBSIDIARY LIST

STATE OF
UNIT	INCORPORATION
101, INC.	HAWAII

THE ADVERTISER COMPANY	ALABAMA

ALEXANDRIA NEWSPAPERS, INC.	LOUISIANA

APP NEW JERSEY PUBLISHING CO., INC.	DELAWARE

ARKANSAS TELEVISION COMPANY	ARKANSAS

ASBURY PARK PRESS INC.	NEW JERSEY

ASHLAND PRINTING AND MAILING, LLC	ARIZONA

ASHLAND PUBLISHING, LLC	ARIZONA

BAXTER COUNTY NEWSPAPERS, INC.	ARKANSAS

CALIFORNIA NEWSPAPERS, INC.	CALIFORNIA

CAPE PUBLICATIONS, INC.	KENTUCKY

CARANTIN & CO., INC.	ARIZONA

CENTRAL NEWSPAPERS, INC.	INDIANA

CHILDREN’S EDITION, INC.	KENTUCKY

CITIZEN PUBLISHING COMPANY	ARIZONA

COMBINED COMMUNICATIONS CORPORATION OF OKLAHOMA, INC.	OKLAHOMA

CUARTO PODER PUBLICACIONES, L.L.C.	ARIZONA

DES MOINES REGISTER AND TRIBUNE COMPANY	IOWA

THE DESERT SUN PUBLISHING COMPANY	CALIFORNIA

THE DETROIT NEWS, INC.	MICHIGAN

DETROIT NEWSPAPER AGENCY	MICHIGAN

DETROIT WEEKEND DIRECT, LLC	DELAWARE

DIGICOL, INC.	DELAWARE

DIGIFARM, LLC	MINNESOTA

FEDERATED PUBLICATIONS, INC.	DELAWARE

FIRST COAST TOWER GROUP	FLORIDA

GANNETT 101, INC.	DELAWARE

GANNETT DIRECT MARKETING SERVICES, INC.	KENTUCKY

GANNETT EL PASO PUBLISHING, INC.	DELAWARE

GANNETT GEORGIA L.P.	GEORGIA

GANNETT GEORGIA PUBLISHING, INC.	DELAWARE

GANNETT HAWAII PUBLISHING, LLC	DELAWARE

GANNETT KENTUCKY LIMITED PARTNERSHIP	KENTUCKY

GANNETT MISSOURI PUBLISHING, INC.	KANSAS

GANNETT NEVADA PUBLISHING, INC.	NEVADA

GANNETT NEW JERSEY PARTNERS L.P.	DELAWARE

GANNETT PACIFIC CORPORATION	HAWAII

GANNETT PACIFIC PUBLICATIONS, INC.	DELAWARE

GANNETT RETAIL ADVERTISING GROUP, INC.	DELAWARE

GANNETT RIVER STATES PUBLISHING CORPORATION	ARKANSAS

GANNETT SATELLITE INFORMATION NETWORK, INC.	DELAWARE

GANNETT SUPPLY CORPORATION	DELAWARE

GANNETT TEXAS L.P.	DELAWARE

GANNETT TEXAS PUBLISHING, INC.	DELAWARE

GANNETT U.K. LIMITED	UNITED KINGDOM

GANNETT VERMONT INSURANCE, INC.	VERMONT

GANNETT VERMONT PUBLISHING, INC.	DELAWARE

GANSAT NEW JERSEY PUBLISHING CO., INC.	DELAWARE

GUAM PUBLICATIONS, INCORPORATED	HAWAII

HAWAIITOURISM, LLC	DELAWARE

INDIANA NEWSPAPERS, INC.	INDIANA

KXTV, INC.	MICHIGAN

LAKE CEDAR GROUP LLC	DELAWARE

MCCLURE NEWSPAPERS, INC.	DELAWARE

MCCORMICK GRAPHICS COMPANY, INC.	LOUISIANA

MULTIMEDIA, INC.	SOUTH CAROLINA

MULTIMEDIA OF CINCINNATI, INC.	OHIO

MULTIMEDIA ENTERPRISE, INC.	SOUTH CAROLINA

MULTIMEDIA GEORGIA BROADCASTING, INC.	SOUTH CAROLINA

MULTIMEDIA HOLDINGS CORPORATION	SOUTH CAROLINA

MULTIMEDIA KSDK, INC.	SOUTH CAROLINA

NEW JERSEY PRESS, INC.	NEW JERSEY

NEWSQUEST MEDIA (SOUTHERN) PLC	UNITED KINGDOM

NEWSQUEST PLC	UNITED KINGDOM

OKLAHOMA PRESS PUBLISHING COMPANY	OKLAHOMA

P&S GEORGIA BROADCASTING, INC.	DELAWARE

PACIFIC COMMUNITY PUBLISHING, INC.	DELAWARE

PACIFIC MEDIA, INC.	DELAWARE

PACIFIC AND SOUTHERN COMPANY, INC.	DELAWARE

PHOENIX NEWSPAPERS, INC.	ARIZONA

PRESS-CITIZEN COMPANY INC.	IOWA

RBC PUBLICATIONS, INC.	DELAWARE

RENO NEWSPAPERS, INC.	NEVADA

SALINAS NEWSPAPERS INC.	CALIFORNIA

THE SUN COMPANY OF SAN BERNARDINO, CALIFORNIA	CALIFORNIA

TEXAS-NEW MEXICO NEWSPAPERS PARTNERSHIP	DELAWARE

THE TIMES HERALD COMPANY	MICHIGAN

TIMES NEWS GROUP, INC.	DELAWARE

TNI PARTNERS	ARIZONA

USA TODAY INTERNATIONAL CORPORATION	DELAWARE

VISALIA NEWSPAPERS INC.	CALIFORNIA

WFMY TELEVISION CORP.	NORTH CAROLINA

WKYC HOLDINGS, INC.	DELAWARE

WKYC-TV, INC.	DELAWARE

The company has omitted the names of 53 wholly-owned subsidiaries, which in the aggregate would not constitute a significant subsidiary of the company.